UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): September 28, 2016

UNIVERSAL POWER INDUSTRY CORPORATION

 (Exact name of registrant as specified in its charter)

WYOMING

(State or other jurisdiction of incorporation)

    0-55381

   47-1109428

(Commission File Number)     (IRS Employer Identification No.)

1385 Broadway, Suite 603A, New York, New York 10018 (Address of principal executive offices and zip code)

(212) 398-6800

(Registrant's telephone number including area code)

Forward Looking Statements

This Form 8-K and other reports filed by Universal Power Industries Corporation from time to time with the Securities and Exchange Commission (collectively the “Filings”) contain or may contain forward-looking statements and information that is based upon beliefs of, and information currently available to Universal Power Industries Corporation’s management, as well as estimates and assumptions made by management. When used in the Filings the words “anticipate,” “believe,” “estimate,” “expect,” “future,” “intend,” “plan” or the negative of these terms and similar expressions as they relate to us or our management, identify forward-looking statements. Such statements reflect our current view with respect to future events and are subject to risks, uncertainties, assumptions and other factors  relating to industry, our operations and results of operations. Should one or more of these risks or uncertainties materialize, or should underlying assumptions prove incorrect, actual results may differ significantly from those anticipated, believed, estimated, expected, intended or planned.

Except as required by applicable law, including the securities laws of the United States, we do not intend to update any of the forward-looking statements to conform these statements to actual results.  The following discussion should be read in conjunction with the periodic reports, including the  audited and unaudited consolidated financial statements therein,  of Universal Power Industries Corporation as filed with the Securities and Exchange Commission.

In this Form 8-K, references to “we,” “our,” “us,” or the “Company” refer to Universal Power Industries Corporation.

Item 8.01 Other Events

The Company is filing two recent press releases, announcing its post acquisition share structure and an exclusinve agreement with Advanced Optoelectronic Technology, Inc. The first press release states that the Company has 125 million authorized common stock, and that no other class of stock is authorized. The Company corrects this statement. There are an unlimited number of common and preferred stock authorized, and no preferred stock outstanding.

Item 9.01 Financial Statements and Exhibits.

(d)  Exhibits.

99.1

Press Release dated Septmber 28, 2016. Filed herewith.

99.21

Press Release dated September 29, 2016. Filed herewith.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date: October 3, 2016

UNIVERSAL POWER INDUSTRY CORPORATION

By: /s/    Robert Leng

Name: Robert Leng, Chairman and Chief Executive Officer